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                                                                   Exhibit 23(f)



                        CONSENT OF HOVDE FINANCIAL LLC


     We hereby consent to the use of our name and to the description of our opinion letter, dated April 30, 2001, under the caption "Opinion of Financial Advisors" in, and to the inclusion of such opinion letter as Appendix C to, the Proxy Statement/Prospectus of National City Bancorporation and Marshall & Ilsley Corporation, which Proxy Statement/Prospectus is part of the Registration Statement on Form S-4 of Marshall & Ilsley Corporation. By giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "expert" as used in, or that would come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.



                                     /s/ Hovde Financial LLC
                                     -----------------------
                                     HOVDE FINANCIAL LLC



Washington, D. C.
May 23, 2001